EXHIBIT 1.1

EXECUTION COPY

CSX CORPORATION

$300,000,000 5 1/2% Notes Due 2013

UNDERWRITING AGREEMENT

Dated: July 31, 2003

CSX CORPORATION

$300,000,000 5 1/2% Notes Due 2013

UNDERWRITING AGREEMENT

July 31, 2003

J.P. Morgan Securities Inc.

As Representative of the Underwriters

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

CSX CORPORATION, a Virginia corporation (the “Company”), proposes to issue and sell to the parties named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 5 1/2% Notes due 2013 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”) dated as of August 1, 1990 between the Company and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998 and the Fourth Supplemental Indenture dated as of October 30, 2001.

In connection with the sale of the Securities, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-103567) for the registration of debt securities, including the Securities, trust preferred securities (and related guarantee and agreement as to expenses and liabilities), common stock, preferred stock, depositary shares and securities warrants, under the Securities Act of 1933, as amended (the “Securities Act”) and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”). The registration statement as amended as of the date hereof is hereinafter referred to as the “Registration Statement”; the prospectus included in the Registration Statement, as supplemented to reflect the terms of the Securities and the terms of the offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus.” The Prospectus and the Registration Statement incorporate certain reports of the Company filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to include only amendments or supplements to the Registration Statement or Prospectus, as the case may be, and documents incorporated by reference therein after the date of this Agreement and prior to the termination of the offering of the Securities by the Underwriters. The Company hereby confirms that it has authorized the use of the Prospectus, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Underwriters.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Any reference to persons acting on behalf of the Company does not include any of the Underwriters, with respect to whom the Company makes no representation.

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective, did not, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of an Underwriter expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility and Qualification under the TIA (“Form T-1”).

(c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, when read together and with the other information in the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(d) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities (other than any stabilization done by the Underwriters, as to which the Company makes no representation).

(f) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), without taking account of any exemption arising out of the number of holders of the Company’s securities.

(g) The information, if any, provided by the Company pursuant to Section 5(d) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.093% of the principal amount thereof, the principal amount of Securities, plus accrued interest, if any, from August 5, 2003, set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on August 5, 2003, or such later date (not later than seven full business days thereafter) as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the Underwriters against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer of Federal funds or other immediately available funds or in such other manner of payment as may be agreed by the Company and the Representative.

Delivery of any Securities to be issued in definitive certificated form shall be made on the Closing Date at such location, and in such names and denominations, as the Representative shall designate at least one business day in advance of the Closing Date. The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date. The closing for the purchase and sale of the Securities shall occur at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (“Counsel for the Underwriters”) or such other place as the parties hereto shall agree.

4. Offering of Securities. Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Company that it shall deliver to each purchaser of Securities therefrom, in connection with its original distribution of the Securities, a copy of the

Prospectus, as amended and supplemented at the date of such purchase (in accordance with the Securities Act and Securities Act Regulations).

5. Agreements. The Company agrees with each Underwriter that:

(a) The Company will furnish to each Underwriter and to Counsel for the Underwriters, without charge, during the period referred to in paragraph (c) below, as many copies of the Prospectus and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(b) The Company will not amend or supplement the Prospectus (other than by filing documents under the Exchange Act which are incorporated by reference therein), without having previously advised and furnished to the Representative a copy of such amendment or supplement to which the Representative, on advice from counsel, has not reasonably objected; provided, however, that, prior to the completion of the distribution of the Securities by the Underwriters (as determined by the Representative), the Company will not file any document under the Exchange Act that is incorporated by reference in the Prospectus unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Prospectus shall have been filed with the Commission.

(c) If at any time prior to the earlier of (i) completion of the sale of the Securities by the Underwriters (as determined by the Representative) or (ii) six months from the date hereof, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Prospectus (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company will promptly notify the Representative of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Representative pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance and, if such an amendment or supplement is required to be filed under the Exchange Act and is to be incorporated by reference in the Prospectus, will file such amendment or supplement with the Commission. The Representative will promptly advise the Company, in writing, of the completion of the initial distribution of the Securities.

(d) The Company will, during the period when the Prospectus is required to be delivered under the Securities Act and during which the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, timely file all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any other reports, statements, documents, registrations, filings or submissions required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(e) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(f) The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) and the Closing Date and to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have furnished to the Underwriters the opinion of the Senior Vice President – Law, a General Counsel or an Assistant General Counsel of the Company, dated the Closing Date, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

(ii) Each significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act (each a “Significant Subsidiary”) of the Company has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has organizational power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and, to the best of such counsel’s knowledge, is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock or membership interests, as the case may be, of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors’ qualifying shares, if any, is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

(iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except for a filing of a prospectus under Rule 424(b) of the Securities Act and such as may be required under state securities laws;

(iv) The execution, delivery and performance of this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties or, to the best of such counsel’s knowledge, any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the charter, by-laws or operating agreement, as the case may be, of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement; and

(v) Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

In addition, such counsel shall state that he or she has, or persons under his or her supervision have, participated in conferences with officers and other representatives of the Company, representatives of Ernst & Young LLP, independent auditors for the Company, the Representative and Counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, no facts have come to the attention of such counsel that would lead such counsel to believe (A) that the Registration Statement (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, and Form T-1, in each case as to which no opinion need be given), at the time the Registration Statement became effective, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements therein not misleading or (B) that the Prospectus, as amended or supplemented as of the date hereof or as of the Closing Date (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, in each case as to which no opinion need be given), includes or will include any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as otherwise set forth herein, all references in this Section 6(a) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

(b) The Company shall have furnished to the Underwriters the opinion of McGuireWoods LLP, counsel for the Company, dated the Closing Date, to the effect that:

(i) The Indenture has been duly authorized, executed and delivered by the Company; the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities have been duly authorized, executed, issued and delivered by the Company; the Securities, when authenticated in the manner provided in the Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (in rendering such opinions, such counsel may assume that the Indenture has been duly authorized, executed and delivered, and the Securities have been duly authenticated, by the Trustee); and the Securities conform to the description thereof contained in the Prospectus;

(ii) This Agreement has been duly authorized, executed and delivered by the Company;

(iii) The Indenture is qualified under the TIA;

(iv) The Registration Statement is effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act nor proceedings therefor initiated or threatened by the Commission;

(v) At the time the Registration Statement became effective, the Registration Statement (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom and Form T-1, in each case as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(vi) The Company is not an “investment company” within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company’s securities; and

(vii) The statements in the Prospectus under the captions “Description of Debt Securities” and “Description of Notes”, insofar as they purport to summarize certain provisions of the Securities and the Indenture, are accurate summaries of such provisions.

In addition, subject to such counsel’s customary qualifications about the scope of its obligations in connection with its participation in the preparation of documents, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of Ernst & Young LLP, independent auditors for the Company, the Representative and Counsel for the Underwriters at which the contents of the Registration Statement or the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (other than to the extent addressed in the last clause of paragraph (b)(i) and paragraph (b)(vii)), and did not participate in the preparation of the documents incorporated by reference in the Registration Statement or the Prospectus, no facts have come to the attention of such counsel that would lead such counsel to believe (A) that the Registration Statement (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, and Form T-1, in each case as to which no opinion need be given), at the time the Registration Statement became effective, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements therein not misleading or (B) that the Prospectus as amended or supplemented as of the date hereof or as of the Closing Date (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, in each case as to which no opinion need be given) includes or will include any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, McGuireWoods LLP may rely (A) as to matters governed by New York law upon the opinion of Counsel for the Underwriters, referred to below and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Except as otherwise set forth herein, all references in this Section 6(b) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

(c) The Representative shall have received from Counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Counsel for the Underwriters may rely as to the incorporation of the Company on the opinion of the Senior Vice President – Law, General Counsel or Assistant General Counsel of the Company and as to all other matters governed by Virginia law upon the opinion of McGuireWoods LLP, referred to above.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board, the President, any Vice President or the Managing Director – Banking and Finance and another person who is the principal financial or accounting officer of the Company, or, in their absence, other proper officers of the Company satisfactory to the Representative, dated the Closing Date, to the effect that the signers of such certificate have examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that, to the best of their knowledge after reasonable investigation:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) or as described in such certificate.

(e) On the date hereof, Ernst & Young LLP shall have furnished to the Representative a letter, dated the date hereof, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Securities Act and the Securities Act Regulations and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

(f) With respect to the letter of Ernst & Young LLP referred to in paragraph (e) of this Section 6 and delivered to the Representative on the date hereof (the “Initial Letter”), the Initial Purchasers shall have received on the Closing Date a letter (the “Bring Down Letter”) from Ernst & Young LLP, dated the Closing Date, (i) stating as of the date of such Bring Down Letter the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (ii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereof or thereto after the date hereof).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

Prior to the Closing Date, the Company shall furnish to the Representative such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and Counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder with respect to the Securities may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because of cancellation by the Representative pursuant to Section 6 hereof, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Underwriters in payment for the Securities on the Closing Date, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters through the Representative specifically for inclusion therein.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to claims and actions based upon written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Underwriter acknowledge that the statements set forth in the fourth paragraph, the sixth paragraph, the seventh paragraph, the eighth paragraph and the twelfth paragraph of text under the heading “Underwriting” in the prospectus supplement to the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus (or in any amendment or supplement thereto).

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), however, the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d) If the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions received by the Underwriters from the Company in connection with the purchase of the Securities hereunder, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Notwithstanding the provisions of this paragraph (d), in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder, in each case as set forth on the cover page of the Prospectus.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities within 36 hours of such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company except as otherwise provided in Section 11. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or to any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the applicable Securities, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the Representative, materially impairs the investment quality of the Securities, (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) trading in any of the Company’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such exchange, (iv) a banking moratorium shall have been declared either by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereof or thereto after the date hereof).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Fees, Expenses. The Company covenants and agrees with the Representative that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation and printing of the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or other production of all documents relating to the offering, purchase, sale and delivery of the Securities as provided in Section 4(a); (iii) any fees charged by securities rating services for rating the Securities; (iv) the cost of preparing the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vi) any fees charged by DTC; (vii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of Counsel for the Underwriters in connection with such qualification and in connection with Blue Sky and Legal Investment Survey; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 12. It is understood, however, that except as provided in Sections 7 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel and any marketing expenses connected with any offers they may make.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed and confirmed to them, care of J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, attention: Transaction Execution Group, telefax number (212) 834-6702; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at CSX Corporation, 50 North Laura Street, Suite 1750, Jacksonville, Florida 32202, attention: David H. Baggs, Managing Director – Banking and Finance, telefax number (904) 366-5176.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16. Business Day. For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

18. Headings. The section headings are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

CSX CORPORATION

By	/s/ David A. Boor
Name: David A. Boor
Title: Vice President and Treasurer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

J.P. Morgan Securities Inc.

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

For themselves and the other Underwriters named in

Schedule I to the foregoing Agreement

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased

J.P. Morgan Securities Inc.	$167,310,000

Banc One Capital Markets, Inc.	$28,860,000

Citigroup Global Markets Inc.	$15,000,000

Credit Suisse First Boston LLC	$15,000,000

Scotia Capital (USA) Inc.	$15,000,000

BNY Capital Markets, Inc.	$11,190,000

PNC Capital Markets, Inc.	$11,190,000

Wachovia Capital Markets, LLC	$11,190,000

UBS Securities LLC	$10,260,000

ABN AMRO Incorporated	$7,500,000

Morgan Stanley & Co. Incorporated	$7,500,000

Total	$300,000,000

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